Exhibit 10.24

Execution copy

AMENDMENT NO. 2 TO LOAN AGREEMENT

This AMENDMENT NO. 2 TO LOAN AGREEMENT (this “Amendment”), dated as of June 11, 2015, is to that certain Loan Agreement dated as of May 5, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among THE PERSONS IDENTIFIED AS BORROWERS ON THE SIGNATURE PAGES HERETO (collectively, the “Borrowers”); IH4 PROPERTY HOLDCO L.P. (the “Parent” and collectively with the Borrowers, the “Relevant Parties”); THE LENDERS PARTY THERETO (collectively, the “Lenders”); WELLS FARGO BANK, N.A., as Calculation Agent, Paying Agent and Securities Intermediary; GERMAN AMERICAN CAPITAL CORPORATION, as Collateral Agent; and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

RECITALS

WHEREAS, the Borrowers have requested that certain amendments be made to the Loan Agreement on the terms and conditions set forth below.

WHEREAS, the Lenders party hereto, the Administrative Agent, the Calculation Agent, the Paying Agent and the Securities Intermediary have agreed to make such requested amendments to the Loan Agreement.

NOW, THEREFORE, in consideration of the continued performance by the Borrowers of their respective promises and obligations under the Loan Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Parent (solely with respect to Section 5(f) below), the Lenders, the Administrative Agent, the Calculation Agent, the Paying Agent and the Securities Intermediary hereby agree as follows:

AGREEMENT

1. Amendments to Loan Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Loan Agreement is hereby amended as follows:

(a) The definition of “Availability Period for Property Loans” in Section 1.01 of the Loan Agreement is hereby amended to delete the words “the twelve month anniversary of the Closing Date” and insert in lieu thereof the words “the twenty-four month anniversary of the Closing Date (or, if such date is not a Business Day, the immediately preceding Business Day)”.

(b) The definition of “Availability Period for Renovation Loans” in Section 1.01 of the Loan Agreement is hereby amended to delete the words “the eighteen month anniversary of the Closing Date” and insert in lieu thereof the words “the twenty-four month anniversary of the Closing Date (or, if such date is not a Business Day, the immediately preceding Business Day)”.

(c) The definition of “BPO Value” in Section 1.01 of the Loan Agreement is hereby amended to insert immediately prior to the phrase “the lesser of (x) the Renovation Reserve for such Property” appearing in clause (ii) thereof the following phrase: “(A) if the Renovation Loan with respect to such Property has been increased pursuant to Section 2.23, the Actual Renovation Expenses for such Property and (B) otherwise,”.

(d) The definition of “Maximum Number of Borrowing Requests” in Section 1.01 of the Loan Agreement is hereby amended to delete therefrom the following proviso: “; provided further that Borrowing Requests for Renovation Loans may only be submitted once per any calendar month”.

(e) The definition of “Property Account Cash Management Agreement” in Section 1.01 of the Loan Agreement is hereby amended to delete the word “Borrower” and insert therefor the phrase “Borrower or the Equity Owner”.

(f) The definition of “Property Account Control Agreement” in Section 1.01 of the Loan Agreement is hereby amended to delete the word “Borrower” and insert therefor the phrase “Borrower or the Equity Owner”.

(g) The definition of “Property Operating Account” in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Property Operating Account” means a depositary account in the name of a Borrower or the Equity Owner maintained at a Property Account Bank into which operating funds of the Borrowers are held or deposited.

(h) The definition of “Purchase Price” in Section 1.01 of the Loan Agreement is hereby amended to insert immediately prior to the phrase “the lesser of (x) the Renovation Reserve for such Property” appearing in clause (vi) thereof the following phrase: “(A) if the Renovation Loan with respect to such Property has been increased pursuant to Section 2.23, the Actual Renovation Expenses for such Property and (B) otherwise,”.

(i) The definition of “Rent Receipts Account” in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Rent Receipts Account” means a depositary account in the name of a Borrower or the Equity Owner maintained at a Property Account Bank into which rents from Properties of the Borrowers are collected or deposited subject to a Property Account Control Agreement.

(j) The table embedded in the definition of “Specified Property” in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

Duration of time of Property as a “Standard Non-Stabilized Property”	Permitted Percentage

Standard Non-Stabilized Properties that have been Standard Non-Stabilized Properties for more than 270 but less than 360 days from the respective dates of purchase of such Properties, so long as any such Property has not remained a Standard Non-Stabilized Property for more than 120 days after completion of the Scheduled Renovation Work in respect of such Property	7.5%; provided however, that the Permitted Percentage shall be 12.5% for a period of 90 days following a Qualifying Refinancing

Standard Non-Stabilized Properties that have been Standard Non-Stabilized Properties for more than 270 but less than 450 days from the respective dates of purchase of such Properties	5.0%; provided however, that the Permitted Percentage shall be 10.0% for a period of 90 days following a Qualifying Refinancing

(k) The definition of “Specified Property” in Section 1.01 of the Loan Agreement is hereby amended to amend and restate the paragraph immediately after the table embedded therein as follows:

For the avoidance of doubt, the ‘Permitted Percentages’ set forth in the table above shall be calculated on a cumulative basis such that the overall ‘Permitted Percentage’ may be up to 12.5% (or 22.5% for a period of 90 days following a Qualifying Refinancing). For purposes of the determination of which Properties may constitute the “Permitted Specified Properties”, (x) first, Properties with respect to which the related Scheduled Renovation Work was completed within the last 120 days shall be selected prior to selecting any other Properties and (y) second, Properties shall be selected on the basis of the number of days each such Property has been owned by the applicable Borrower or its Affiliates on the FIFO basis (i.e. the Properties owned for the least amount of time shall be selected prior to selecting Properties owned for longer periods of time). Percentages set forth above shall be calculated as (i) the aggregate number of Specified Properties over (ii) the aggregate number of Financed Properties.

(l) Each of Sections 2.01(a)(i) and 2.01(a)(ii) of the Loan Agreement is hereby amended to delete the phrase “Total Exposure as in effect immediately prior to giving effect to such Property Loan” and insert therefor the word “Commitment”.

(m) Each of Sections 2.01(b)(i) and 2.01(b)(ii) of the Loan Agreement is hereby amended to delete the phrase “Total Exposure as in effect immediately prior to giving effect to such Renovation Loan” and insert therefor the word “Commitment”.

(n) Section 2.01(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(d) Subject to the foregoing and to the limitations set forth in Section 2.05, the Borrowers may borrow, prepay and reborrow the Loans hereunder.

(o) Section 2.01(g) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(g) On the last Business Day of the Availability Period for Property Loans and the Availability Period for Renovation Loans, the Aggregate Commitment will be reduced to zero. The Aggregate Loan Principal Balance, together with all other Obligations, shall mature and be due and payable in full in cash on the Maturity Date.

(p) Section 2.02(c) of the Loan Agreement is hereby amended to (i) delete therefrom the phrase “interest rate” and insert in lieu thereof the phrase “Interest Rate” and (ii) insert at the end of the second sentence thereof the following proviso: “; provided, that if the Borrowing Date for such Loan occurs within the first 5 calendar days of any Settlement Period, the amount transferred to the Collection Account pursuant to the foregoing clause (iii) shall be determined based on the Interest Rate in effect for the prior Settlement Period”.

(q) Section 2.05(a) of the Loan Agreement is hereby amended to insert at the end thereof a new clause (iii) as follows:

(iii) On each date that the Borrowers make a prepayment of the Loans under this Agreement, the Borrowers shall submit a written notice to the Administrative Agent pursuant to Section 2.05(a)(ii) to permanently reduce the Commitments to the extent of such prepayment and each other prepayment made since the date upon which the Borrowers last provided such a notice of Commitment reduction or, if no such notice has been delivered previously, since the date of Amendment No. 2 to the Loan Agreement (subject to the limitations set forth in Section 2.05(a)(ii)); provided, that the Borrowers shall only be required to deliver such notice of Commitment reduction when the Borrowers have, since the date upon which the Borrowers last provided such a notice of Commitment reduction or, if no such notice has been delivered previously, since the date of Amendment No. 2 to the Loan Agreement, made cumulative prepayments in an aggregate amount equal to or greater than $10,000,000; and provided further that, if such Commitment reduction causes the aggregate outstanding principal amount of the Loans to exceed the aggregate Commitment, the Borrowers shall repay the Loans in the amount of such excess on the effective date of such Commitment reduction.

(r) Section 2.12(f)(ii) of the Loan Agreement is hereby amended to (i) delete the word “and” from the end of clause (C), (ii) delete the period at the end of clause (D) and insert therefor the phrase “; and”, and (iii) insert a new clause (E) as follows:

(E) The Administrative Agent shall promptly deliver to the Paying Agent a copy of any forms received by the Administrative Agent from any Lender under this Section 2.12(f)(ii).

(s) Section 2.12(f) of the Loan Agreement is hereby amended to insert new clauses (iii) and (iv) as follows:

(iii) Prior to or concurrent with the approval by the Administrative Agent of any distribution by the Paying Agent pursuant to this Agreement, the Administrative Agent shall provide the Paying Agent with written direction as to the amount of any withholding applicable to such distribution. Upon receipt of such written direction from the Administrative Agent, the Paying Agent shall withdraw, from amounts on deposit in the applicable Accounts, and deliver to the Administrative Agent such amounts specified by the Administrative Agent as being subject to withholding. The Administrative Agent shall have sole responsibility for the distribution of such amounts to the IRS or other taxing authority and for all reporting related thereto.

(iv) Notwithstanding anything in this Agreement to the contrary, to the extent the Paying Agent acts to give effect to any withholding required pursuant to Chapters 3, 4 or 61 of the Code, including without limitation pursuant to this Section 2.12(f), the Paying Agent shall in each such case act solely as an agent of the Administrative Agent and at the written direction of the Administrative Agent, and neither the Paying Agent nor the Calculation Agent shall have any obligation either to calculate or verify any withholding amounts so provided by the Administrative Agent. The Administrative Agent shall indemnify the Paying Agent for any loss, liability or expense incurred by the Paying Agent in connection with any withholding, or failure to withhold, pursuant to the direction of the Administrative Agent. In addition, the Paying Agent shall indemnify the Administrative Agent for any loss, liability, expense or Tax (but only to the extent that any Lender has not already indemnified the Administrative Agent for such amounts and without limiting the obligation of the Lenders to do so) incurred by the Administrative Agent in connection with any failure of the Paying Agent to comply with the written direction of the Administrative Agent as to any amounts to be deducted or withheld (but solely to the extent such loss, liability, expense or Tax is incurred directly as a result of such failure). Notwithstanding (i) anything in this Agreement to the contrary, or (ii) any contrary written direction from the Administrative Agent, the Paying Agent shall be entitled to give effect to any withholding required pursuant to Chapters 3, 4 or 61 of the Code to the extent the Paying Agent determines such withholding to be necessary under applicable law or regulation. In such event, the Paying Agent shall have sole responsibility for the distribution of such amounts to the IRS or other taxing authority and for all reporting related thereto.

(t) Section 2.18(c)(v) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(v) pursuant to written direction from the Administrative Agent as described in Section 2.12(f), forward to the Administrative Agent such withholding amounts as are specified to it in such written direction; and

(u) Article II of the Loan Agreement is hereby amended to insert at the end thereof the following new Section 2.23:

2.23 Increase of Renovation Loans.

(a) On the terms and subject to the conditions hereof, during the Availability Period for Renovation Loans, not more than once with respect to each Financed Property, each Lender shall fund an additional loan to increase the outstanding balance of each Renovation Loan outstanding with respect to such Financed Property (each, a “Renovation Loan True-Up”) in an amount, for each Lender, equal to its Lender Percentage of the amount requested by the Borrowers pursuant to paragraph (b) below; provided, that no Lender shall fund any such increase in any such Renovation Loan or portion thereof to the extent that, after giving effect to such increase in such Renovation Loan:

(i) the aggregate outstanding principal amount of the Loans funded by such Lender hereunder will exceed its Commitment;

(ii) the Aggregate Loan Principal Balance will exceed an amount equal to the Aggregate Commitment less the Aggregate Blocked Commitment;

(iii) the Aggregate Loan Principal Balance will exceed 70.0% of the sum of the Purchase Prices with respect to all Financed Properties in the aggregate (after giving effect to the updated Actual Renovation Expenses with respect to each True-Up Property);

(iv) the Aggregate Loan Principal Balance will exceed 75.0% of the sum of the BPO Values with respect to all Financed Properties in the aggregate;

(v) the aggregate Debt Yield determined as of the proposed Borrowing Date with respect to all Financed Properties in the aggregate will be less than 6.50%;

(vi) the aggregate Debt Service Coverage Ratio determined as of the proposed Borrowing Date with respect to all Financed Properties in the aggregate will be less than 1.35 : 1.00;

(vii) the principal amount of such increase in such Renovation Loan, collectively with the initial outstanding principal amount of such Renovation Loan, will exceed 70.0% of the Actual Renovation Expenses for the related True-Up Property (as updated pursuant to this Section 2.23);

(viii) the principal amount of such Renovation Loan True-Up, collectively with the aggregate principal amount of all other Renovation Loan True-Ups funded on such date, will exceed 100% of the aggregate amount of the Renovation Reserves previously established (and released upon making of a Renovation Loan) with respect to the related True-Up Properties, it being understood that any previous Renovation Loans in respect of the related True-Up Properties will not reduce the amount of such Renovation Loan True-Up; or

(ix) the Capped Concentration Property Percentage will exceed thirty percent (30%).

(b) The Borrower Representative may request the Renovation Loan True-Up by submitting to the Administrative Agent, the Calculation Agent and the Diligence Agent a written request in a form and substance reasonably acceptable to the Administrative Agent (each, an “Initial True-Up Request”); provided, that Initial True-Up Requests may only be submitted once per any calendar month. Upon receipt of an Initial True-Up Request, the Administrative Agent shall request confirmation from the Diligence Agent of the items set forth in paragraph (c) below in respect of each applicable Financed Property with respect to which an increase in the related Renovation Loan has been requested (each, a “True-Up Property”), which confirmation shall be set forth in a report provided by the Diligence Agent within three (3) Business Days of receipt of such Initial True-Up Request. The Calculation Agent shall deliver to the Administrative Agent, within three (3) Business Days of receipt of an Initial True-Up Request, a report setting forth the results of any applicable calculations required in connection with such Initial True-Up Request. If no exceptions are identified in such report, and no modifications of such Initial True-Up Request are requested by (x) the Diligence Agent to reflect the results of its diligence review or (y) the Administrative Agent, such Initial True-Up Request shall constitute the final request for the Renovation Loan True-Up (a “Final True-Up Request”) and such report shall constitute the final report with respect thereto (a “Final True-Up Report”). If exceptions are identified in such report, or modifications are requested by the Diligence Agent or the Administrative Agent, the Borrower Representative shall submit a modified request for such Renovation Loan True-Up (a “Modified True-Up Request”) reflecting such requested modifications and the corrections of such exceptions to the Administrative Agent, the Calculation Agent, and the Diligence Agent, and the Calculation Agent shall generate a modified report based on such Modified True-Up Request. If no exceptions are identified in such modified report, such Modified True-Up Request shall constitute a Final True-Up Request and such modified report shall constitute a Final True-Up Report. To the extent exceptions are identified in such modified report, the foregoing process shall be repeated until a Final True-Up Report is obtained. The Calculation Agent shall provide the Final True-Up Report relating to a Final True-Up Request to the Administrative Agent and the Borrower Representative on the same Business Day such Final True-Up Report is generated; provided, if such Final True-Up Report is generated after 5:00 p.m. New York time on such Business Day, the Calculation Agent shall not be obligated to provide such Final True-Up Report to the Administrative Agent or the Borrower Representative until the next Business Day. Promptly after its receipt of a Final True-Up Request by no later than three (3) Business Days prior to the proposed Borrowing Date, the Borrower Representative shall submit a copy of such Final True-Up Request to the Administrative Agent for delivery to each Lender, together with the Diligence Agent Certification and the Final True-Up Report. By no later than 4:00 p.m. (New York City time) one (1) Business Day prior to the proposed Borrowing Date, the Administrative Agent shall provide written instructions for the disbursement of funds to the Paying Agent.

(c) Upon receipt of an Initial True-Up Request, the Administrative Agent shall request that the Diligence Agent confirm that (A) the updated Actual Renovation Expenses with respect to each such True-Up Property are consistent with the Borrowers’ general ledger and (B) with respect to a sample of (i) ten percent (10%) of such True-Up Properties with respect to which the updated Actual Renovation Expenses exceed the initial Actual Renovation Expenses (as of the date of the related Renovation Loan) by more than $7,500 and (ii) one percent (1%) of such True-Up Properties with respect to which the updated Actual Renovation Expenses exceed the initial Actual Renovation Expenses (as of the date of the related Renovation Loan) by more than $1,000 but less than or equal to $7,500 (each such Property, a “Specified True-Up Property”), the Diligence Agent, in each case, shall have completed a satisfactory due diligence review of the updated Completion Requirements Certificate and related Proposed Updated Scheduled Renovation Work.

(d) Each Renovation Loan True-Up made by the Lenders pursuant to this Section 2.23 shall be subject to the conditions precedent that on the date thereof, each of the following shall be true and correct both before and immediately after giving effect to such Borrowing:

(i) the Administrative Agent shall have received a completed Initial True-Up Request in a form and substance reasonably acceptable to the Administrative Agent;

(ii) the principal amount of the Renovation Loan True-Up requested shall not be in excess of the amount permitted by paragraph (a) above;

(iii) the BPO Value, the Purchase Price, Underwritten Net Cash Flow, Actual Renovation Expenses and Reserves for each applicable True-Up Property shall have been determined in accordance with this Agreement;

(iv) (x) in the case of a Specified True-Up Property, the Administrative Agent and the Diligence Agent shall have received an updated Completion Requirements Certificate with respect to such True-Up Property, stating the updated Actual Renovation Expenses in respect of such True-Up Property and setting forth an updated budget and scope with respect to the renovation work on each such True-Up Property (the “Proposed Updated Scheduled Renovation Work”) and (y) in the case of each True-Up Property, general ledger information with respect to such True-Up Property and a certificate signed by a Responsible Officer of Borrower Representative certifying the updated Actual Renovation Expenses with respect to such True-Up Property;

(v) the Diligence Agent shall have confirmed the matters set forth in paragraph (c) above with respect to each applicable True-Up Property;

(vi) the Administrative Agent, in its reasonable discretion, (A) shall have determined that the due diligence review performed by the Diligence Agent is reasonably satisfactory and (B) shall have been reasonably satisfied with the sample of True-Up Properties for which a due diligence review was conducted;

(vii) the Administrative Agent shall have received a certificate signed by a Responsible Officer of Borrower Representative certifying on behalf of Borrower Representative and the applicable Borrower that each applicable True-Up Property is an Eligible Property on the date of such Borrowing;

(viii) if an Ineligible Property Condition shall exist on such Borrowing Date, no True-Up Property shall be a Capped Concentration Property;

(ix) the Administrative Agent, in its reasonable discretion, shall not have determined that any financial, legal or factual premises upon which the terms and conditions of the Borrowing are based are untrue or incorrect in any material respect;

(x) the representations and warranties contained in the Loan Documents are true and correct in all respects for representations and warranties qualified as to materiality, and true and correct in all material respects for representations and warranties not qualified as to materiality, before and after giving effect to the Borrowing to take place on such Borrowing Date and to the application of proceeds therefrom, on and as of such day as though made on and as of such date (unless such representation or warranty expressly relates to an earlier date in which case such representation or warranty shall be true and correct as of such earlier date);

(xi) no event has occurred and is continuing, or would result from such Borrowing, which constitutes an Event of Default hereunder or an event that but for notice or lapse of time or both would constitute an Event of Default; and

(xii) the absence of any change, occurrence, or development that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(v) Section 5.01(k)(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(i) Instruct and cause the relevant Property Manager for each Financed Property of each Borrower to deposit the Rents with respect to all Financed Properties directly to a Rent Receipts Account of such Borrower or the Equity Owner;

(w) Section 5.04(a)(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(i) comprehensive “all risk” or special causes of loss form insurance, as is available in the insurance market as of the Closing Date, including, but not limited to,

loss caused by any type of windstorm (including hail) on the Financed Properties (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost”, which for purposes of this Agreement shall mean actual replacement value of the Financed Properties, subject to a loss limit equal to or less than $50,000,000 per occurrence; (B) containing an agreed amount endorsement with respect to the improvements and personal property at any Financed Property waiving all co-insurance provisions or to be written on a no co-insurance form and (C) providing for no deductible in excess of $25,000 (it being understood that, so long as no Default or Event of Default has occurred and is continuing (1) the Borrowers may utilize a $5,000,000 aggregate deductible stop loss subject to a $25,000 per occurrence deductible and a $25,000 maintenance deductible following the exhaustion of the aggregate, (2) the aggregate stop loss does not contain any losses arising from named windstorm, earthquake or flood, (3) the peril of flood shall be permitted to have a per occurrence deductible of fifteen percent (15%) of the total insurable value of each damaged property (with a minimum deductible of $250,000 per occurrence for any and all locations), (4) the peril of earth movement including but not limited to earthquake shall be permitted to have a per occurrence deductible of ten percent (10%) of the total insurable value of each damaged property (with a minimum deductible of $250,000 per occurrence for any and all locations); in addition, up to 30% may be self-insured in any purchased layer of insurance but in total this additional self-insurance is not to exceed the total of the difference between the 15% deductible loss and the 10% deductible loss as calculated at each modeled loss scenario output up through the 500 year PML scenario. In no case can the amount of deductible loss at each modeled loss scenario output up through the 500 year PML scenario be more than it otherwise would be at a 15% deductible, (5) the peril of named windstorm shall be permitted to have a per occurrence deductible of five percent (5%) of the total insurable value of each damaged property (with a minimum deductible of $250,000 per occurrence for any and all locations); in addition, up to 30% may be self-insured in any purchased layer of insurance but in total this additional self-insurance is not to exceed the total of the difference between the 15% deductible loss and the 5% deductible loss as calculated at each modeled loss scenario output up through the 500 year PML scenario (in no case can the amount of deductible loss at each modeled loss scenario output up through the 500 year PML scenario be more than it otherwise would be at a 15% deductible) and (6) the peril of “other wind and hail” shall be permitted to have a per occurrence deductible of fifteen percent (15%) of the total insurable value of each damaged property (with a minimum deductible of $250,000 per occurrence for any and all locations)). In addition, the Borrowers shall obtain and maintain (x) if any portion of a Financed Property is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, plus excess amounts as the Administrative Agent shall require or in the case of a Financed Property with a Mortgage, any reasonable excess amount as may be required based on a third party consultant review of such Financed Property, (y) named storm insurance in an amount equal to or greater than $25,000,000 in all states other than Florida and $160,000,000 in Florida, provided that such coverage amount shall be increased if a higher coverage amount is indicated (and may be decreased if a lower coverage amount is indicated) based upon a storm risk analysis on a 475 year event Probable Maximum Loss (PML) or Scenario Expected Limit (SEL) (such analysis to be secured by the applicable Borrower utilizing a third-party engineering firm qualified to perform such storm risk analysis using the most current RMS software, or its equivalent, to include consideration of storm surge, if applicable and loss amplification, at the expense of the applicable Borrower at least two times per year or more frequently as may reasonably be requested by the Administrative Agent and shared with the Administrative Agent presented by the Financed Properties located in areas prone to named storm activity); and (z) earthquake insurance in an amount equal to or greater than $35,000,000 in all states other than California and Washington and $70,000,000 in California and Washington, provided that such coverage amount shall be increased if a higher coverage amount is indicated (and may be decreased if a lower coverage amount is indicated) based upon a seismic risk analysis on a 475 year event Probable Maximum Loss (PML) or Scenario Expected Limit (SEL) (such analysis to be secured by the applicable Borrower utilizing a third-party engineering firm qualified to perform such seismic risk analysis using the most current RMS software, or its equivalent, to include consideration of loss amplification, at the expense of the applicable Borrower at least two times per year or more frequently as may reasonably be requested by the Administrative Agent and shared with the Administrative Agent presented by the Financed Properties located in areas prone to seismic activity); provided that the insurance pursuant to subclauses (x), (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this Section 5.04(a)(i);

(x) Section 5.04(a)(ii) of the Loan Agreement is hereby amended to delete the phrase “obligations secured by the Loan Documents” and insert therefor the word “Obligations”.

(y) Section 5.04(a)(iii) of the Loan Agreement is hereby amended to (i) delete the word “renovation” and insert therefor the word “renovations”, (ii) delete the word “and” immediately preceding clause (B) and insert therefor the punctuation mark “,” and (iii) delete the phrase “(D)” and insert therefor the phrase “(C)”.

(z) Section 5.04(a)(iv) of the Loan Agreement is hereby amended to delete the phrase “Mortgage Document” and insert therefor the phrase “Loan Document”.

(aa) Section 5.04(a)(viii) of the Loan Agreement is hereby amended to delete the word “property” and insert therefor the word “properties”.

(bb) Section 5.04(b) of the Loan Agreement is hereby amended to (i) insert the words “or delayed” at the end of the first sentence and (ii) delete the word “certified” from the last parenthetical.

(cc) Section 5.04(c) of the Loan Agreement is hereby amended to insert the words “or delayed” at the end of the parenthetical.

(dd) Section 5.04(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(d) All Policies of insurance provided for or contemplated by this Section 5.04 shall name Borrowers as the named insured and, in the case of liability coverages, shall name the Administrative Agent, as agent for the Lenders, as the additional insured on a form acceptable to the Administrative Agent, as its interests may appear, and all property insurance Policies described in this Section 5.04 shall name the Administrative Agent, as agent for the Lenders, as a mortgagee and lender loss payee and shall contain a so-called New York standard non-contributing mortgagee clause in favor of the Administrative Agent, as agent for the Lenders, provided that the loss thereunder shall be payable to the Administrative Agent, as agent for the Lenders, unless the loss is below two percent (2%) of the Aggregate Loan Principal Balance as of the date of such loss.

(ee) Section 5.04(e)(ii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(ii) such Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days written notice (other than in the case of non-payment, in which event the longer of (i) ten days prior written notice or (ii) the shortest time allowed by applicable Legal Requirement) to the Administrative Agent and any other party named therein as an additional insured;

(ff) Section 5.04(e)(iii) of the Loan Agreement is hereby amended to delete the phrase “and Diligence Agent”.

(gg) Paragraph 15 of each of Schedule I-A and Schedule I-B to the Loan Agreement is hereby amended to insert immediately after the phrase “At the Borrowing Date related thereto,” the following phrase: “unless such Property is a Stabilized Property as of such date,”.

2. Effectiveness of this Amendment; Conditions Precedent. The provisions of this Amendment shall be deemed to have become effective as of the date of this Amendment, but such effectiveness shall be expressly conditioned upon the Administrative Agent’s receipt of (a) a counterpart of this Amendment executed and delivered by duly authorized signatories of the Relevant Parties, each Lender, the Administrative Agent, the Calculation Agent, the Paying Agent and the Securities Intermediary (b) a fully executed Reaffirmation in the form attached hereto as Exhibit A executed by Blackstone, (c) a fully executed Reaffirmation in the form attached as Exhibit B executed by the Parent, the Equity Owner, the Parent Equity Owner, the Equity Owner GP and the Borrower GP, and (d) each of the documents, opinions, and certificates set forth on the Closing List attached hereto as Exhibit C.

3. Commitment Acknowledgement. Each Lender hereby acknowledges and agrees that, as of the date hereof, the Commitment of such Lender is equal to the Dollar amount set forth on Exhibit D hereto.

4. Account Control Agreements. Each Lender hereby authorizes the Administrative Agent to amend or terminate the deposit account control agreement with respect to any deposit account that is to be closed by any Borrower or the Equity Owner in accordance with the Loan Agreement; provided, that the applicable Loan Party shall close such account promptly following such amendment or termination.

5. Miscellaneous.

(a) Headings. The various headings of this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

(b) Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

(c) Interpretation. No provision of this Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

(d) Complete Agreement; Conflict of Terms. This Amendment constitutes the complete agreement between the parties with respect to the subject matter hereof, and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect thereto. In the event of any inconsistency between the provisions of this Amendment and any provision of the Loan Agreement, the terms and provisions of this Amendment shall govern and control.

(e) Representations, Warranties and Covenants.

(i) Each of the Relevant Parties hereby represents and warrants that this Amendment and the Loan Agreement as modified by this Amendment constitute the legal, valid and binding obligations of such Person, enforceable against it in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability.

(ii) Each Relevant Party hereby represents and warrants that its execution, delivery and performance of this Amendment and its performance of the Loan Agreement, as modified by this Amendment, have been duly authorized by all necessary action and: (i) will not contravene such Relevant Party’s Constituent Documents, (ii) will not result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over any such Relevant Party or any of such Relevant Party’s properties or assets, (iii) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under the terms of any indenture, mortgage, deed of trust, deed to secure debt, loan agreement, management agreement or other agreement or instrument to which any such Relevant Party is a party or to, which any of such Relevant Party’s property or assets is subject, that could, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and (iv) except for Liens permitted under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the assets of any such Relevant Party.

(iii) Each Relevant Party hereby represents and warrants that (1) no Default or Event of Default has occurred and is continuing and (2) all of the representations and warranties of such Relevant Party contained in the Loan Agreement and in each other Loan Document to which it is a party are true and correct in all respects for representations and warranties qualified as to materiality, and true and correct in all material respects for representations and warranties not qualified as to materiality (unless such representation or warranty expressly relates to an earlier date in which case such representation or warranty shall be true and correct as of such earlier date) as of the date of such Relevant Party’s execution and delivery hereof or thereof as though made on and as of such date.

(f) Reaffirmation, Ratification and Acknowledgment; Reservation. Each Relevant Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of the Administrative Agent, under each Loan Document to which it is a party, (ii) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents, and (iii) agrees that neither such ratification and reaffirmation, nor the Administrative Agent’s or any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from such Relevant Party with respect to any subsequent modifications to the Loan Agreement or the other Loan Documents. Each of the Loan Agreement and the other Loan Documents shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall constitute a Loan Document for purposes of the Loan Agreement.

(g) FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Amendment, each of the Administrative Agent and the Paying Agent shall treat (and the Lenders hereby authorize the Administrative Agent and the Paying Agent to treat) the Loan Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(h) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(i) Effect. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Loan Agreement as modified hereby and each reference in the other Loan Documents to the Loan Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Loan Agreement as modified hereby. Except as expressly provided in this Amendment, all of the terms, conditions and provisions of the Loan Agreement shall remain the same.

(j) No Novation or Amendment. Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not (i) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, the Administrative Agent or any Lender under the Loan Agreement or any other Loan Document, (ii) constitute a waiver of any provision in the Loan Agreement or in any of the other Loan Documents or of any Default or Event of Default that may have occurred and be continuing or (iii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(k) Administrative Agent’s Expenses. Without limiting the provisions of Section 10.09 of the Loan Agreement, the Borrowers hereby jointly and severally agree to promptly reimburse the Administrative Agent for all of the reasonable out-of-pocket expenses, including, without limitation, reasonable attorneys’ and paralegals’ fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment.

******

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

IH4 PROPERTY PHOENIX, L.P.
IH4 PROPERTY WEST, L.P.
IH4 PROPERTY GEORGIA, L.P.
IH4 PROPERTY FLORIDA, L.P.
IH4 PROPERTY ILLINOIS, L.P.
IH4 PROPERTY WASHINGTON, L.P.
IH4 PROPERTY NEVADA, L.P.
IH4 PROPERTY NORTH CAROLINA, L.P.
IH4 PROPERTY MINNESOTA, L.P.

By:	IH4 Property Level GP LLC, as General Partner of each of the foregoing Delaware limited partnerships

By:	/s/ Jonathan Olsen
Name:	Jonathan Olsen
Title:	Managing Director and Head of Capital Markets

IH4 PROPERTY HOLDCO L.P.

By:	IH4 Property Holdco GP LLC, its General Partner

By:	/s/ Jonathan Olsen
Name:	Jonathan Olsen
Title:	Managing Director and Head of Capital Markets

Signature Page to

Amendment No. 2 to Loan Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent and a Lender

By:	/s/ R. Christopher Jones
Name:	R. Christopher Jones
Title:	Director

By:	/s/ Menahem Namer
Name:	Menahem Namer
Title:	Vice President

Signature Page to

Amendment No. 2 to Loan Agreement

WELLS FARGO BANK, N.A.,
as Calculation Agent, Paying Agent, and Securities Intermediary

By:	/s/ Mark DeFabio

Name:	Mark DeFabio
Title:	Vice President

Signature Page to

Amendment No. 2 to Loan Agreement

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Charles Johnston

Name:	Charles Johnston Charles D. Johnston
Title:	Vice President Authorized Signatory

Signature Page to

Amendment No. 2 to Loan Agreement

GREAT AMERICAN LIFE INSURANCE COMPANY,
as a Lender

By:	/s/ Mark F. Muething
Name:	Mark F. Muething
Title:	Executive Vice President

Signature Page to

Amendment No. 2 to Loan Agreement

GREAT AMERICAN INSURANCE COMPANY,
as a Lender

By:	/s/ Mark F. Muething
Name:	Mark F. Muething
Title:	Executive Vice President

Signature Page to

Amendment No. 2 to Loan Agreement

EAST WEST BANK,
as a Lender

By:	/s/ Andrew Maria
Name:	Andrew Maria
Title:	Senior Vice President

Signature Page to

Amendment No. 2 to Loan Agreement

EXHIBIT A

Sponsor Reaffirmation

dated as of June 11, 2015

Each of the undersigned hereby acknowledges receipt of a copy of that certain Amendment No. 2 to Loan Agreement, dated as of June 11, 2015 (the “Amendment”), to that certain Loan Agreement dated as of May 5, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among the Persons identified as “Borrowers” on the signature pages thereof, IH4 Property Holdco L.P., the Lenders party thereto, Wells Fargo Bank, N.A., as Calculation Agent, Paying Agent and Securities Intermediary, German American Capital Corporation, as Collateral Agent, and Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Loan Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned reaffirms the terms and conditions of that certain (i) Blackstone Guaranty, dated as of May 5, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Blackstone Guaranty”), by and among Blackstone Real Estate Partners VII. L.P., Blackstone Real Estate Partners VII.TE.1 L.P., Blackstone Real Estate Partners VII.TE.2 L.P., Blackstone Real Estate Partners VII.TE.3 L.P., Blackstone Real Estate Partners VII.TE.4 L.P., Blackstone Real Estate Partners VII.TE.5 L.P., Blackstone Real Estate Partners VII.TE.6 L.P., Blackstone Real Estate Partners VII.TE.7 L.P., Blackstone Real Estate Partners VII.TE.8 L.P. and Blackstone Real Estate Partners VII.F L.P. (collectively, the “Blackstone Guarantors”) in favor of the Administrative Agent, for the ratable benefit of the Secured Parties and (ii) that certain Blackstone Funding Commitment, dated as of May 5, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Blackstone Funding Commitment”) by and among the Blackstone Guarantors in favor of the Administrative Agent, and acknowledges and agrees that each of the Blackstone Guaranty and the Blackstone Funding Commitment remains in full force and effect and is hereby reaffirmed, ratified and confirmed.

Without limiting the foregoing, each of the undersigned hereby (i) agrees that the Amendment and other transactions contemplated thereby shall not limit or diminish the obligations of such Blackstone Guarantor arising under or pursuant to the Blackstone Guaranty and the Blackstone Funding Commitment and (ii) reaffirms its obligations under each of the Blackstone Guaranty and the Blackstone Funding Commitment.

Each representation and warranty by each Blackstone Guarantor in the Blackstone Guaranty and the Blackstone Funding Commitment is true and correct as of the date hereof in all material respects, except to the extent that such representation or warranty expressly relates to an earlier date (in which case such representation and warranty shall be true and correct as of such earlier date).

THIS REAFFIRMATION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

This Reaffirmation may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Reaffirmation by facsimile or by electronic mail in a “.pdf” file shall be effective as delivery of a manually executed counterpart of this Reaffirmation.

IN WITNESS WHEREOF, this Reaffirmation has been duly executed and delivered on the date first above written.

BLACKSTONE REAL ESTATE PARTNERS VII. L.P.
BLACKSTONE REAL ESTATE PARTNERS VII.TE.1 L.P.
BLACKSTONE REAL ESTATE PARTNERS VII.TE.2 L.P.
BLACKSTONE REAL ESTATE PARTNERS VII.TE.3 L.P.
BLACKSTONE REAL ESTATE PARTNERS VII.TE.4 L.P.
BLACKSTONE REAL ESTATE PARTNERS VII.TE.5 L.P.
BLACKSTONE REAL ESTATE PARTNERS VII.TE.6 L.P.
BLACKSTONE REAL ESTATE PARTNERS VII.TE.7 L.P.
BLACKSTONE REAL ESTATE PARTNERS VII.TE.8 L.P.
BLACKSTONE REAL ESTATE PARTNERS VII.F L.P.

By:	BLACKSTONE REAL ESTATE ASSOCIATES VII L.P., as General Partner of each of the foregoing Delaware limited partnerships

By:	BREA VII L.L.C., its General Partner

By:	/s/ Kathleen McCarthy
Name:	Kathleen McCarthy
Title:	Senior Managing Director

Signature Page to Reaffirmation

(Amendment No. 2 to Loan Agreement)

ACKNOWLEDGED AND AGREED:

DEUTSCHE BANK AG, NEW YORK BRANCH
as Administrative Agent

By:	/s/ R. Christopher Jones
Name:	R. Christopher Jones
Title:	Director

By:	/s/ Menahem Namer
Name:	Menahem Namer
Title:	Vice President

Signature Page to Reaffirmation

(Amendment No. 2 to Loan Agreement)

EXHIBIT B

Parent/Guarantors Reaffirmation

dated as of June 11, 2015

Each of the undersigned hereby acknowledges receipt of a copy of that certain Amendment No. 2 to Loan Agreement, dated as of June 11, 2015 (the “Amendment”), to that certain Loan Agreement dated as of May 5, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among the Persons identified as “Borrowers” on the signature pages thereof, IH4 Property Holdco L.P., the Lenders party thereto, Wells Fargo Bank, N.A., as Calculation Agent, Paying Agent and Securities Intermediary, German American Capital Corporation, as Collateral Agent, and Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Loan Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned reaffirms the terms and conditions of that certain (i) Parent Guaranty, dated as of May 5, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Parent Guaranty”), by IH4 Property Holdco L.P. (the “Parent”) in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, (ii) Equity Owner Guaranty, dated as of May 5, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Equity Owner Guaranty”), by IH4 Property Borrower L.P. (the “Equity Owner”), IH4 Property Guarantor L.P. (the “Parent Equity Owner”) and IH4 Property GP LLC (the “Equity Owner GP”) in favor of the Administrative Agent, for the ratable benefit of the Secured Parties and (iii) Borrower GP Guaranty, dated as of May 5, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Borrower GP Guaranty” and collectively with the Parent Guaranty and the Equity Owner Guaranty, the “Guaranties”), by IH4 Property Level GP (the “Borrower GP” and collectively with Parent, Equity Owner and Equity Owner GP, the “Guarantors”) in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, and acknowledges and agrees that the Guaranties and each other Loan Document to which it is a party remain in full force and effect and are hereby reaffirmed, ratified and confirmed.

Without limiting the foregoing, each of the undersigned hereby (i) agrees that the Amendment and other transactions contemplated thereby shall not limit or diminish the obligations of such Guarantor arising under or pursuant to the applicable Guaranty to which it is a party and each other Loan Document to which it is a party and (ii) reaffirms its obligations under the applicable Guaranty to which it is a party and each other Loan Document to which it is a party.

Each representation and warranty by each Guarantor in the Loan Documents to which it is a party is true and correct as of the date hereof in all material respects, except to the extent that such representation or warranty expressly relates to an earlier date (in which case such representation and warranty shall be true and correct as of such earlier date).

THIS REAFFIRMATION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

This Reaffirmation may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Reaffirmation by facsimile or by electronic mail in a “.pdf” file shall be effective as delivery of a manually executed counterpart of this Reaffirmation.

IN WITNESS WHEREOF, this Reaffirmation has been duly executed and delivered on the date first above written.

IH4 PROPERTY HOLDCO L.P.

By:	IH4 PROPERTY HOLDCO GP LLC, as General Partner

By:	/s/ Anthony W. Beovich
Name:	Anthony W. Beovich
Title:	Managing Director, Vice President, Assistant Treasurer, and Assistant Secretary

IH4 PROPERTY BORROWER L.P.
IH4 PROPERTY GUARANTOR L.P.

By:	IH4 PROPERTY GP LLC, as General Partner of each of the foregoing Delaware limited partnerships

By:	/s/ Anthony W. Beovich
Name:	Anthony W. Beovich
Title:	Managing Director, Vice President, Assistant Treasurer, and Assistant Secretary

IH4 PROPERTY GP LLC

By:	/s/ Anthony W. Beovich
Name:	Anthony W. Beovich
Title:	Managing Director, Vice President, Assistant Treasurer, and Assistant Secretary

IH4 PROPERTY LEVEL GP LLC

By:	/s/ Anthony W. Beovich
Name:	Anthony W. Beovich
Title:	Managing Director, Vice President, Assistant Treasurer, and Assistant Secretary

Signature Page to Reaffirmation

(Amendment No. 2 to Loan Agreement)

EXHIBIT C

Closing List

#		Document	Signatories	Responsible Party
1.	Amendment No. 2 to Loan Agreement		Borrowers	Sidley Austin LLP
Parent
Administrative Agent
Calculation Agent
Lenders

2.	Sponsor Reaffirmation		Blackstone
Administrative Agent

3.	Parent/Guarantors Reaffirmation		Parent
Parent Equity Owner
Equity Owner
Equity Owner GP

4.	Secretary’s Certificate of Borrowers and Guarantors		Borrowers Parent	Simpson Thacher & Bartlett LLP
Parent Equity Owner
Equity Owner
Equity Owner GP

	a.	Resolutions

	b.	Certificates of Good Standing	NA

	c.	Certificates of Formation/Limited Partnership

	d.	Incumbency of Signing Officer(s)	Authorized Officers

5.	Borrowers’ Counsel Corporate Opinion		Simpson Thacher & Bartlett LLP
6.	Borrowers’ Counsel Blackstone Opinion

7.	RLF Corporate Opinion		Richards, Layton & Finger, P.A.	Richards, Layton & Finger, P.A.

EXHIBIT D

Commitments

Lender	Commitment ($)
Deutsche Bank AG, New York Branch	$335,000,000
Goldman Sachs Bank USA	150,000,000
Great American Life Insurance Company	40,000,000
Great American Insurance Company	20,000,000
East West Bank	25,000,000

Total	$570,000,000